Exhibit 99.1

PRESS RELEASE

Karman Space & Defense Acquires Five Axis Industries Inc. (“Five Axis”), a Leading Supplier of Advanced Engine Subsystems for Major Commercial Space Programs

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Five Axis is a rapidly growing leader in the engineering and manufacturing of specialized nozzle and fuel systems that play a critical role in optimizing performance of current and next-generation engines for launch vehicles

•	With extensive engineering and manufacturing capabilities, Five Axis is deeply embedded in major space engine programs that serve multiple launch vehicles

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The acquisition of Five Axis creates new opportunities to solve complex customer challenges via vertical integration by leveraging Karman’s advanced spin-forming capability to deliver a proprietary nozzle solution

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The acquisition adds complementary and highly technical capabilities to the Karman platform, including proprietary technologies tied to 3D-printed inconel that represent the continued expansion of Karman’s IP portfolio

•	The acquisition is immediately accretive to Karman across all major financial metrics, including revenue growth, Adjusted EBITDA margin and cash flow

•	Karman recently increased its existing $370 million Term Loan B by $130 million primarily to fund the $83 million cash component of the Five Axis acquisition

HUNTINGTON BEACH, Calif., Oct 30, 2025 – Karman Space & Defense (“Karman”, “Karman Holdings, Inc.” or “the Company”) (NYSE: KRMN), a leader in the rapid design, development and production of critical, next-generation system solutions for launch vehicle, satellite, spacecraft, missile defense, hypersonic and UAS customers today announced it has acquired Five Axis Industries (“Five Axis”), a leader in highly engineered products for commercial space engines, which includes spun form nozzles, gaseous oxygen systems, and fluid control technologies, for $83 million in cash and approximately $5 million of Karman common shares. The transaction closed on October 28, 2025.

Founded in 2002 and based in Arlington, Washington, Five Axis has developed a proprietary portfolio of technically complex products and capabilities with deep expertise in complex nozzles and other highly engineered products for launch vehicle engine applications. Five Axis’ products serve a critical role in optimizing engine performance and operate in highly corrosive, ultra-high-temperature propulsion environments.

Karman Five Axis Release Oct 25

“We are thrilled to add Five Axis to the Karman family,” said Tony Koblinski, chief executive officer of Karman Space & Defense. “This acquisition strengthens our core competency in the engineering and manufacturing of mission-critical subsystems for the space market. Five Axis is a unique asset within the space supply chain whose proven expertise and successful track record in proprietary engine products is a natural extension of the Karman platform. Their customer and program relationships create compelling opportunities to accelerate our growth and create shareholder value.”

“We welcome the talented members of Five Axis to the Karman team. We look forward to working together to deliver even more value to our customers as we continue executing on our mission to be the nation’s leading merchant supplier of advanced space and defense technologies,” Mr. Koblinski added.

On October 24, 2025, Karman increased the size of its existing $375 million Term Loan B to $505 million primarily to fund the acquisition of Five Axis and pay off its revolving credit facility.

For more information on Five Axis, please visit https://www.fiveaxisindustries.com.

Advisors

RBC served as primary financial advisor, Citi supported as the junior book runner and Willkie Farr & Gallagher LLP served as legal advisor to Karman in connection with the transaction. KAL Capital served as financial advisor to Five Axis.

ABOUT KARMAN SPACE & DEFENSE

Karman Space & Defense is a leader in the rapid design, development and production of critical, next-generation system solutions for launch vehicles, satellites and spacecraft, missile defense, hypersonics and UAS customers. Building on nearly 50 years of success, we deliver Payload & Protection Systems, Aerodynamic Interstage Systems, and Propulsion & Launch Systems to more than 70 prime contractors supporting more than 100 space and defense programs. Karman is headquartered in Huntington Beach, CA, with multiple facilities across the United States. For more information, visit our website, www.Karman-SD.com.

Forward-Looking Statements

This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current

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Karman Five Axis Release Oct 25

facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Karman, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including the factors described in the filings we make with the SEC from time to time and, without limitation, that a significant portion of our revenue is generated from contracts with the United States military and U.S. military spending is dependent upon the U.S. defense budget; U.S. government contracts are subject to a competitive bidding process that can consume significant resources without generating any revenue; our business and operations expose us to numerous legal and regulatory requirements, and any violation of these requirements could materially adversely affect our business, results of operations, prospects and financial condition; our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete; and we have in the past consummated acquisitions and intend to continue to pursue acquisitions, and our business may be adversely affected if we cannot consummate acquisitions on satisfactory terms, or if we cannot effectively integrate acquired operations. Readers are directed to the risk factors identified in the filings we make with the SEC from time to time, copies of which are available free of charge at the SEC’s website at www.sec.gov under Karman Holdings Inc.

The forward-looking statements included in this announcement are only made as of the date of this announcement. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable law.

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Karman Five Axis Release Oct 25

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Contacts

Investor inquiries:

Steven Gitlin

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